EXHIBIT 10.10

                     KEYBANK NATIONAL ASSOCIATION


                            CONFIRMATION

Date:   December 30, 1997

To:     Vicon Industries, Inc
        John Badke

From:   KeyBank National Association


The purpose of this letter agreement is to set forth the terms and conditions of the Swap Transaction entered into between KeyBank National Association ("Key") and Vicon Industries, Inc ("Counterparty") on the Trade Date specified below (the "Swap Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Swap Agreement Specified below.

This Confirmation replaces that certain Confirmation with a Notional Amount of $388,000 dated December 29, 1997 between Key and Counterparty.

        1. The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swap Dealers Association, Inc.) (the "Definitions") are incorporated into this Confirmation.

               If you and we are parties to a Master  Agreement  that sets forth the general terms and conditions applicable to Swap Transactions between us (a "Swap Agreement"), this confirmation supplements, forms a part of, and is subject to , such Swap Agreement. If you and we are not yet parties to a Swap Agreement, this Confirmation will supplement, form a part of, and be subject to, a Swap Agreement upon its execution and delivery by you and us. All provisions contained or incorporated by reference in such Swap Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between this Confirmation and the Definitions or the Swap Agreement, this Confirmation will govern. In addition, if a Swap Agreement has not been executed, this Confirmation will itself evidence a complete binding agreement between you and us as to the terms and conditions of the Swap Transaction to which this Confirmation relates.

               This Confirmation will be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine, provided that this provision will be superseded by any choice of law provision in the Swap Agreement.

Vicon Industries, Inc
Confirmation - Page 2

        2. This Confirmation constitutes a Rate Swap Transaction under the Swap Agreement and the terms of the Rate Swap Transaction to which this Confirmation relates are as follows:

        Notional Amount:     $388,000 Amortizing per Schedule A

        Trade Date:          December 30, 1997

        Effective Date:      February 1, 1998

        Termination Date:    February 1, 2003


        Fixed Amounts:

         Fixed Rate Payer:   Counterparty

         Fixed Rate Payer
           Payment  Dates:   The first day of each month commencing with March
                             1, 1998 through and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

               Fixed Rate:   7.70%

           Fixed Rate Day
           Count Fraction:   Actual/360

        Floating Amounts:

        Floating Rate Payer: Key

        Floating Rate Payer
              Payment Dates: The first day of each month commencing with March
                             1, 1998 through and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Vicon Industries, Inc
Confirmation - Page 3


          Floating Rate Option:    Prime-H.15, Weighted Average

          Reset Dates:             Daily

          Spread:                  minus 1.35%

          Floating Rate Day
          Count Fraction:          Actual/360

        Calculation Agent:         KeyBank National Association

        Payment Instructions:      NY Acct # 323680013097


Please confirm the foregoing correctly sets forth the terms of our Agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.



                                             Very truly yours,

                                             KEYBANK NATIONAL ASSOCIATION

                                             By: ______________________
                                                   Jodie Howe


Accepted and Confirmed as
of the Trade Date:

VICON INDUSTRIES, INC.


By: _____________________
      Kenneth M. Darby

Vicon Industries, Inc
Confirmation - Page 4

                                 Schedule A
                $388,000 Amortizing principal as follows:

Each Payment Date March 1, 1998 through February 1, 1999   $             5,500

Each Payment Date March 1, 1999 through February 1, 2000   $             6,000

Each Payment Date March 1, 2000 through February 1, 2001   $             6,400

Each Payment Date March 1, 2001 through February 1, 2002   $             6,900

Each Payment Date March 1, 2002 through January 1, 2003    $             7,500

February 1, 2003                                           $             7,900







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